Exhibit 10.3

AMENDMENT TO
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT OF
BRIGHT HEALTH GROUP, INC.

This AMENDMENT TO SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT OF BRIGHT HEALTH GROUP, INC. (this “Amendment”), dated as of May 19, 2021 (the “Effective Date”), is made by and among Bright Health Group, Inc. (formerly known as Bright Health Inc.), a Delaware corporation (the “Company”), New Enterprise Associates 15, L.P. (“NEA 15”), NEA Ventures 2016, Limited Partnership (“NEA Ventures”), New Enterprise Associates 16, L.P. (together with NEA 15 and NEA Ventures, “NEA”), Bessemer Venture Partners IX L.P. (“Bessemer IX”), Bessemer Venture Partners IX Institutional L.P. (together with Bessemer IX, “Bessemer”), Greenspring Global Partners VII-A, L.P. (“Greenspring VII-A”), Greenspring Global Partners VII-C, L.P. (“Greenspring VII-C”) and Greenspring Opportunities IV, L.P. (together with Greenspring VII-A and Greenspring VII-C, “Greenspring” and, together with NEA, Bessemer, the “Majority Holders”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement (as defined below).

RECITALS

WHEREAS, the Company, the Majority Holders and the other Holders are parties to that certain Second Amended and Restated Registration Rights Agreement, dated as of November 15, 2018 (the “Registration Rights Agreement”);

WHEREAS, the Majority Holders represent the requisite Holders necessary to amend the Registration Rights Agreement pursuant to Section 19 of the Registration Rights Agreement; and

WHEREAS, in connection with the Company’s proposed IPO, the Company and the Majority Holders desire to make certain modifications and amendments to the Registration Rights Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree that the Registration Rights Agreement is hereby amended as follows:

1.                   Amendments.

a.	Secondary Registration. Clause (iv) of Section 2 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

“(iv)         With respect to any registration pursuant to this Section 2, the Corporation shall give notice of such registration, in accordance with the provisions of Section 3 hereunder, to the Holders who do not request registration hereunder (and the FF Beneficial Investor, if the FF Investor is a Holder and does not request registration) and the Corporation may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter(s) advises the Corporation that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A)	first, the Registrable Shares held by the Holders (or, if necessary, such Registrable Shares pro rata among the Holders thereof based on the number of Registrable Shares then held by such Holders);

(B)	second, the Primary Shares; and

(C)	third, the Other Shares.”

b.	Piggyback Registration. Section 3 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

“Section 3.         Piggyback Registration. If the Corporation at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than an Excluded Registration), it shall give written notice to each Holder and the FF Beneficial Investor of its intention to so register such Primary Shares or Other Shares at least thirty (30) days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Corporation within twenty (20) days after delivery of any such notice by the Corporation, of any Holder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Corporation shall use commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, however, that if the managing underwriter advises the Corporation that the inclusion of all Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares or Other Shares proposed to be registered by the Corporation, then (i) the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

(i)	first, the Primary Shares;

(ii)	second, the Registrable Shares held by the Holders (or, if necessary, such Registrable Shares pro rata among the Holders thereof based on the number of Registrable Shares then held by such Holders); and

(iii)	third, the Other Shares;

provided, that in no event shall the managing underwriter include in such registration less than thirty percent (30%) of Registrable Shares proposed to be included in such registration by the Holders, unless such registration relates to the IPO, in which case the selling Holders may be excluded further if the underwriters in their reasonable discretion determine that the total number of securities, including Registrable Shares, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that is compatible with the success of the offering and no other stockholder’s securities are included in such offering. The Corporation shall have the right to terminate or withdraw any registration initiated by it under this Section 3 before the effective date of such registration, whether or not any Holder has elected to include Registrable Shares in such registration.”

c.	Holdback Agreement. Section 5 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

“Section 5.         Holdback Agreement. In connection with the IPO, each Holder agrees that, (i) for a period (the “Lockup Period”) that is consistent and coterminous with the shortest “Lockup Period” as defined in the lockup agreements entered into by the executive officers and directors in connection with the IPO (or such other similar definition), which period shall not last more than one hundred eighty (180) days after the date of the final prospectus relating to the IPO, he, she or it shall be bound by the restrictions contained in such lockup agreements and (ii) if requested by the Board (including at least one (1) Investor Director), he, she or it shall execute an agreement reflecting the foregoing; provided, that (i) any applicable period shall terminate on such earlier date as the Corporation gives notice to the Holders and the FF Beneficial Investor that the Corporation will not proceed with the offering; (ii) all securityholders of the Company subject to a Lockup Period shall only be released early from such restrictions on a pro rata basis; (iii) such Lockup Period shall be subject to customary exceptions; and (iv) the Company shall promptly notify the Holders if it becomes aware of any lock-up agreements relating to the securities of the Company that are more favorable to any securityholder of the Company than the provisions of this Section 5 and/or any lockup agreement that the underwriter requests a Holder to enter into in connection with the IPO.”

d.	Investor’s Counsel. Clause (ii) of Section 6(a) of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

“(ii)         furnish, as far in advance as possible but in no event less than five (5) business days before filing a registration statement that registers such Registrable Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Holders of a majority of Registrable Shares (the “Investor’s Counsel”), copies of all such documents proposed to be filed, and shall use commercially reasonable efforts to reflect in each such document, when so filed with the Commission, such comments as the holders of Registrable Shares whose Registrable Shares are to be covered by such registration statement may reasonably propose and shall not file any such document to which any Holder objects in writing, unless in the judgment of the Corporation such filing is necessary to comply with applicable law;”

e.	Legend Removal. Section 11 of the Registration Rights Agreement is hereby amended by adding a new Section 11A that shall be inserted following Section 11 that reads as follows:

“Section 11A.        Legend Removal. Subject to compliance with applicable securities laws and regulations, and any contractual restrictions entered into by a Holder or a transferee of a Holder’s securities (such as the provisions of Section 5 or a lock-up agreement entered into at the request of an underwriter), at a Holder’s request and at the Company’s expense, the Company will use commercially reasonable efforts to (x) promptly remove all transfer restrictions (and any legends relating thereto) that are no longer required to restrict transfers of the securities of the Company (or its successor) held by such Holder (or such Holder’s transferees) and (y) subject only to a letter agreement containing customary representations of the applicable Holder and reasonably satisfactory to the Company and its transfer agent with respect to ongoing compliance with Rule 144 under the Securities Act of 1933, cause the removal of restrictive legends restricting the sale of shares provided that such Holder (or such Holder’s transferee, as applicable) has held such shares (and/or any predecessor shares allowing for tacking of the holding period under Rule 144) for at least six (6) months;”

f.	Amendments and Waivers. Section 19 of the Registration Rights Agreement is hereby amended to read in its entirety as follows:

“Section 19.        Modifications; Amendments; Waivers. Any term of this Agreement may be amended, modified or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) with the written consent of the Corporation and holders of a majority of the Registrable Shares then outstanding; provided, however, that no such amendment, modification, termination or waiver shall be made that, by its terms, affects any Holder in a disproportionately adverse manner as compared to the other Holders with respect to the same class of Registrable Shares held by such Holders without obtaining the consent of such adversely and disproportionately affected Holder. In addition, any party may waive any provision hereof intended for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise. Each Holder shall be bound by any amendment, modification, termination or waiver effected in accordance with this Section 19, whether or not such Holder has consented to such amendment, modification, termination or waiver.”

2.                   Full Force and Effect. Except as otherwise amended by this Amendment, the Registration Rights Agreement remains in full force and effect.

3.                  Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

4.                 Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by facsimile or by electronic delivery in .pdf format shall be sufficient to bind the parties to the terms and provisions of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

COMPANY:

BRIGHT HEALTH GROUP, INC.

By:	/s/ Keith Nelsen
Name: Keith Nelsen
Title: General Counsel

[Signature Page to Amendment to Registration Rights Agreement]

Holder:

New Enterprise Associates 15, L.P.
By: NEA Partners 15, L.P., its general partner
By: NEA 15 GP, LLC, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

Holder:

NEA Ventures 2016, lIMITED PARTNERSHIP

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Vice President

Holder:

New Enterprise Associates 16, L.P.
By: NEA Partners 16, L.P., its general partner
By: NEA 16 GP, LLC, its general partner

By:	/s/ Louis S. Citron
Name: Louis S. Citron
Title: Chief Legal Officer

[Signature Page to Amendment to Registration Rights Agreement]

Holder:

BESSEMER VENTURE PARTNERS IX L.P.
By: Deer IX & Co. L.P., its general partner
By: Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

Holder:

BESSEMER VENTURE PARTNERS IX INSTITUTIONAL L.P.
By: Deer IX & Co. L.P., its general partner
By: Deer IX & Co. Ltd., its general partner

By:	/s/ Scott Ring
Name: Scott Ring
Title: General Counsel

[Signature Page to Amendment to Registration Rights Agreement]

Holder:

GREENSPRING GLOBAL PARTNERS VII-A, L.P.
By: Greenspring General Partner VII, L.P., its general partner
By: Greenspring GP VII, Ltd., its general partner

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: COO

Holder:

GREENSPRING GLOBAL PARTNERS VII-C, L.P.
By: Greenspring General Partner VII, L.P., its general partner
By: Greenspring GP VII, Ltd., its general partner

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: COO

Holder:

GREENSPRING Opportunities IV, L.P.
By: Greenspring Opportunities General Partner IV, L.P., its general partner
By: Greenspring Opportunities General Partner IV, LLC., its general partner
By: Greenspring Associates, Inc., its sole member

By:	/s/ Eric Thompson
Name: Eric Thompson
Title: COO

[Signature Page to Amendment to Registration Rights Agreement]